CONSENT OF CROUCH BIERWOLF & CHISHOLM
                              INDEPENDENT AUDITORS


         We hereby consent to the reference of our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 21, 1999, with respect to the consolidated financial statements included in the Fifth Amendment to the Registration Statement (Form S-1/A) and related prospectus of WordCruncher Internet Technologies, Inc. for the registration of its common stock.


                                                  Crouch Bierwolf & Chisholm


                                                  By:    /S/
                                                      --------------------------
                                                      Todd D. Chisholm

Salt Lake City, Utah
December 6, 1999